UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2010

Sunvalley Solar, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-8415633
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices)

(909) 598-0618
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry Into Material Definitive Agreement

On September 10, 2010, our Board of Directors approved our entry into a Drawdown Equity Financing Agreement (the “DEFA”) and an accompanying Registration Rights Agreement (the “RRA”) with Auctus Private Equity Fund, LLC, a Massachusetts limited liability company (“Auctus”).  Under the DEFA, we have agreed to issue and sell to Auctus, and Auctus has committed to purchase, up to $10,000,000 worth of our common stock, par value $0.001 per share, over a three year period.

The DEFA entitles us to request “Advances,” or draw-downs, under the agreement at our election from time to time.  By delivery of a Drawdown Notice under the agreement, we can effect the sale of common stock to Auctus valued at a maximum of either (i) $500,000 or (ii) 200% of the average daily volume of the common stock based on the ten (10) trading days preceding the Drawdown Notice Date (as defined in the DEFA), whichever is larger. The purchase price of the common stock for an Advance shall be set at ninety-three percent (93%) of the lowest closing bid price of the common stock during the Pricing Period, which is defined as the five (5) consecutive trading days immediately after the Drawdown Notice Date.  There must be a minimum of five (5) trading days between each Drawdown Notice Date.

Under the DEFA, Auctus shall immediately cease selling any shares of our common stock during a Pricing Period if the market price of our common stock falls below seventy-five percent (75%) of the average closing bid price of the common stock over the preceding ten (10) trading days prior to the Drawdown Notice Date (the “Floor”). In our sole discretion, we may waive our right with respect to the Floor and allow Auctus to sell any shares below the Floor Price.  The floor price restriction only applies to the five (5) consecutive trading days immediately after the Drawdown Notice Date.

Under section 7.2 (g) of the DEFA, Auctus’ beneficial ownership of common stock is subject to a limit of 4.99% of our issued and outstanding common stock, and we cannot request an Advance which would cause Auctus to exceed this limit.

Our ability to access funding under the DEFA is conditioned upon our fulfillment of certain additional obligations, including, but not limited to:

•	A Registration Statement with respect to the resale of the shares of common stock to be delivered to Auctus in connection with the Advance shall have been declared effective.
•	The shares to be delivered to Auctus must be timely delivered through a Deposit/Withdrawal at Custodian (DWAC)
•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, as defined in the DEFA
•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required of a reporting company under Securities Exchange Act of 1934
•	All fees set forth in Section 12. 4 of the DEFA shall have been paid or withheld.

•	Our common stock shall continue to be authorized for quotation on the Principal Market, as defined in the DEFA.
•	We must cause our common stock to be registered under Section 12(g) of the Exchange Act.

Under the RRA, we are required to file a Registration Statement covering the re-sale by Auctus of all common stock saleable to Auctus under the DEFA.  The Registration Statement must be filed within ninety (90) days from the date of the RRA.  We must use all commercially reasonable efforts to have the Registration Statement declared effective within one hundred twenty (120) days.  We are required to maintain the effectiveness of Registration Statement until completion of the three-year Commitment Period as defined in the DEFA.

The foregoing is a summary of the material terms of the DEFA and the RRA.  The text of the DEFA and the RRA, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, should be consulted for additional information.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sales of Equity Securities

Our agreement to issue and sell to Auctus up to $10,000,000 worth of our common stock under the terms of the DEFA, described above, is a private offering exempt from registration under Rule 506 of Regulation D.  There was no general solicitation or advertising and Auctus, the sole purchaser under the DEFA, is an accredited investor within the meaning of Rule 501.

Section 9 – Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Drawdown Equity Financing Agreement
10.2	Registration Rights Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunvalley Solar, Inc.

/s/ Zhijian (James) Zhang
Zhijian (James) Zhang
Chief Executive Officer

Date:  September 13, 2010